UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Conversion of Subordinated Promissory Note

On October 18, 2010, Crestwood Holdings LLC (“Crestwood Holdings”) as the holder of the Subordinated Promissory Note, dated August 10, 2007, in the original principal amount of $50,000,000 (the “Note”) gave notice to Crestwood Midstream Partners LP (the “Partnership”) to convert the Note into common units of the Partnership. The outstanding balance of principal and accrued interest on the Note immediately prior to conversion was $57,736,026, which amount represented approximately 18.5% of the total debt outstanding of the Partnership. The Note was converted at a conversion price of $24.74 per common unit, which represents the weighted average closing price of the common units for the 20-trading day period prior to such conversion. The conflicts committee of the board of directors of Crestwood Gas Services GP LLC, the Partnership’s general partner (the “General Partner”), approved the conversion price and mechanics of conversion, and upon such approval by the conflicts committee, the board of directors of the General Partner approved the conversion of the Note and the issuance of an aggregate of 2,333,712 common units to Crestwood Holdings in connection therewith. Upon delivery of the common units to Crestwood Holdings, the Note is considered to be repaid in full and terminated, and all obligations of the Partnership are satisfied, released and discharged. The conversion of the Note was required pursuant to the terms of the Partnership’s existing credit facility.

Item 3.02	Unregistered Sales of Equity Securities

The description in Item 1.02 above of the issuance by the Partnership on October 18, 2010 of 2,333,712 common units to Crestwood Holdings in connection with the conversion of the Note is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Kelly Jameson was elected as the Senior Vice President, General Counsel and Corporate Secretary of the General Partner. In connection with Mr. Jameson’s election, William G. Manias is no longer serving as Secretary but shall continue in his position as Chief Financial Officer. Mr. Manias has also been elected as a Senior Vice President of the General Partner.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC, its general partner

Date: October 22, 2010	By:	/s/ ROBERT G. PHILLIPS
Robert G. Phillips President and Chief Executive Officer